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                                                                   EXHIBIT 10.11

                    NONCOMPETITION AGREEMENT


       THIS NONCOMPETITION AGREEMENT (this "Agreement") is made this 24th day of March, 1995, by and between RSx HOLDINGS, INC., a Delaware corporation ("Holdings"), and STEVE W. SIMONS, an individual ("Shareholder").

                      W I T N E S S E T H:

        WHEREAS, Shareholder has been actively involved in the business of Rockshox, Inc., a California corporation (the "Company"), as an employee, substantial shareholder, officer and member of the Board of Directors of the Company; and

        WHEREAS, Holdings and RSx Acquisition, Inc., a Delaware Corporation ("Acquisition"), have agreed to purchase all of the issued and outstanding shares of capital stock of the Company (the "Shares") pursuant to that certain Stock Purchase Agreement dated March 24, 1995, by and among the parties hereto, Acquisition and other shareholders of the Company (the "Purchase Agreement"); and

        WHEREAS, the continued involvement by Shareholder in a business in competition with the Company would diminish the value of the Shares to be purchased by Holdings and Acquisition; and

        WHEREAS, as an inducement to Holdings and Acquisition to consummate the purchase of the Shares, Shareholder has agreed not to compete with Holdings, Acquisition and the Company, and to refrain from making disclosures, to the extent set forth below;

        NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

        1.  RESTRICTIVE COVENANTS.

          a. Shareholder agrees that for a period of three (3) years commencing on the date of this Agreement, Shareholder shall not directly or indirectly, either individually or as a principal, partner, agent, employee, employer, consultant, shareholder, joint venturer, investor, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, engage in, assist or have any active interest in a business located anywhere in (1) Santa Clara County, California, (2) Boulder County, Colorado, or (3) the continguous United States that (i) designs, manufactures, sells or distributes bicycle suspension systems or any other product line of the Company or that otherwise competes with or is similar in concept, design, format or otherwise to the business conducted by Holdings, Acquisition or the Company on the date hereof or at any time during the term of Shareholder's employment by Holdings, Acquisition or the Company, or
(ii) sells to, supplies, provides goods or services to, purchases from or does business in any manner with Holdings, Acquisition or the Company. Notwithstanding the above, this paragraph shall not be construed to prohibit Shareholder from


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owning less than five percent (5%) of the securities of a corporation which is publicly traded on a securities exchange or the over-the-counter market.

          b. Shareholder agrees that for a period of three (3) years from and after the date Shareholder ceases to be employed by Holdings, Acquisition or the Company, Shareholder shall not directly or indirectly, either individually or as a principal, partner, agent, employee, employer, consultant, shareholder, joint venturer, investor, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever (i) divert or attempt to divert from Holdings, Acquisition or the Company any business with any customer or account with which Shareholder had any contact or association, which was under the supervision of Shareholder, or the identity of which was learned by Shareholder as a result of Shareholder's employment with Holdings, Acquisition or the Company, (ii) solicit any salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber or other person transacting business with Holdings, Acquisition or the Company or the Company to terminate his or its relationship or association with Holdings, Acquisition or the Company, or to represent, distribute or sell services or products in competition with the services or products of Holdings, Acquisition or the Company, or (iii) solicit any employee of Holdings, Acquisition or the Company to leave the employ of Holdings, Acquisition or the Company.

        2. NON-DISCLOSURE. Shareholder shall not at any time or in any manner, directly or indirectly, use of disclose to any party other than Holdings, Acquisition or the Company any trade secrets or other Confidential Information (as defined below) learned or obtained by him while a shareholder, officer or director of Holdings, Acquisition or the Company. As used herein, the term "Confidential Information" means information disclosed to or known by Shareholder as a consequence of his position with Holdings, Acquisition or the Company and not generally known in the industry in which Holdings, Acquisition or the Company is engaged and that relates to the Company's, Acquisitions' or Holdings' products, processes, services, inventions (whether patentable or not), formulas, techniques or know-how, including, but not limited to, information relating to distribution systems and methods, research development, manufacturing, purchasing, accounting, engineering, marketing, merchandising and selling.

        3. SPECIFIC PERFORMANCE. The parties hereto agree that their rights hereunder are special and unique and that any violation thereof would not be adequately compensated by money damages, and each grants the other the right to specifically enforce (including injunctive relief where appropriate) the terms of this Agreement.

        4. NOTICES. Any notice, request, consent or communication (collectively, a "Notice") under this Agreement shall be effective only if it is in writing and (i) personally delivered, (ii) sent by certified or registered mail, return receipt requested, postage prepaid, (iii) sent by a nationally recognized overnight delivery service, with delivery confirmed, or
(iv) telecopied, with receipt confirmed, addressed as follows:


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          a.   If to Shareholder, to:

               Steve W. Simons
               27461 Sherlock Road
               Los Altos Hills, California 94022
               Telecopier (415) 948-0267

with a copy to:

               Sandra A. Golze, Esq.
               McCutchen, Doyle, Brown & Enersen
               1331 North California Boulevard
               P.O. Box V
               Walnut Creek California 94596
               Telecopier (510) 937-5390

          b.   If to Holdings, to:

               RSx Holdings, Inc.
               9 West 57th Street, Suite 4000
               New York, New York 10019
               Attention:  Adam E. Max
               Telecopier (212) 755-5263

with a copy to:

               Morris K. Withers, Esq.
               Smith, Gill, Fisher & Butts, P.C.
               1200 Main Street, Suite 3500
               Kansas City, Missouri 64105
               Telecopier (816) 391-7600

or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) five (5) days after the date when deposited with the United States mail properly addressed, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

        5.  ASSIGNMENT.    This Agreement and all of the provisions hereof
shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Shareholder.


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        6.  GOVERNING LAW; WAIVER OF JURY TRIAL.  This Agreement shall be governed by the law of the State of California as to all matters, including, but not limited to, matters of validity, construction, effect and performance, except that no doctrine of choice of law shall be used to apply
any law other than that of California.   IN THE EVENT OF ANY LITIGATION WITH
RESPECT TO ANY MATTER CONNECTED WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, ALL OF THE PARTIES HERETO WAIVE ALL RIGHTS TO A TRIAL BY JURY.

        7. ATTORNEYS' FEES. If any legal action or other proceeding is commended to enforce or interpret any provision of, or otherwise relating to, this Agreement, the losing party shall pay the prevailing party's reasonable expenses incurred in the investigation of any claim leading to the proceeding, preparation for and participation in the proceeding, any appeal or other post-judgment motion, and any action to enforce or collect the judgment, including contempt, garnishment, levy, discovery and bankruptcy. "Expenses" shall include, without limitation, court or other proceeding costs and experts' and attorneys' fees and their expenses. The phrase "prevailing party" shall mean the party who is determined in the proceeding to have prevailed and who prevails by dismissal, default or otherwise.

        8. SEVERABILITY. Holdings and Shareholder believe that the covenants against competition contained in this Agreement are reasonable and fair in all respects, and are necessary to protect the interests of Holdings. However, in case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid, illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction. Without limiting the foregoing, the parties intend that the covenants and agreements contained in Section 1(a), clauses (1)-(3) shall be deemed to be a series of separate covenants and agreements, one for each of the jurisdictions so designated. If, in any judicial proceeding, a court shall refuse to enforce all the separate covenants and agreements deemed to be included in Section 1(a), clauses (1)-(3), it is the intention of the parties hereto that the covenants and agreements which, if eliminated, would permit the remaining separate covenants and agreements to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions of Section 1(a). Without limiting the foregoing, if in any judicial proceeding a court shall find that the time period set forth in
Section 1 is invalid, illegal or unenforceable because it is too long in duration, it is the intention of the parties hereto that such time period shall be reformed and amended by such court to a time period having the maximum duration permitted by such court.

        9. NEUTRAL INTERPRETATION. This Agreement constitutes the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.


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       10.  ACKNOWLEDGMENT.  The Shareholder acknowledges that his breach of
Section 1 or 2 of this Agreement shall provide a basis for Holdings to: (i) terminate the Employment Agreement between Shareholder and Holdings, dated the date hereof, and (ii) set-off any damages of Holdings resulting from such breach against any amounts payable by Holdings to Shareholder (or any trust for the benefit of Shareholder) under (a) the Non-Negotiable Junior Subordinated Note executed by Holdings and issued to Shareholder (or any trust for the benefit of Shareholder), dated the date hereof, or (b) the Series B Preferred Stock of Holdings issued to Shareholder (or any trust for the benefit of Shareholder) on the date hereof, provided however, any set-off by Holdings must be done in accordance with the terms of the Purchase Agreement.

       11. MISCELLANEOUS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and may not be modified orally, but only by a writing subscribed by the party charged therewith. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings (whether oral or written) between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement the date first hereinabove set forth.

                                       HOLDINGS:

                                       RSx HOLDINGS, INC.


                                       By:  /s/ ADAM E. MAX
                                          --------------------------------------

                                       Title: President and Secretary
                                             -----------------------------------



                                       SHAREHOLDER:


                                       /s/ STEVE W. SIMONS
                                       -----------------------------------------
                                       Steve W. Simons


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